FEDERAL HOME LOAN BANK OF INDIANAPOLIS

Building Partnerships. Serving Communities.

FHLBI Financial Update
2010 Regional Member Meeting

presented by

Milton J. Miller
President – CEO

Difficult 12 Months for Many

- **Unemployment**
- **Housing**
- **Legal/regulatory environment**
- **Credit demand**

- **Second quarter OTTI charge led to a loss for the quarter**
- **Loss was driven by a substantial change to the System-wide assumptions**
- **Impact of new assumptions on loss estimates for prime MBS**

Private-label MBS

$ in millions

Unpaid Principal Balance


$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
1Q
2Q
2007
2008
2009
2010

Private-label MBS

Building Partnerships. Serving Communities.

Fair Value Less Amortized Cost


$ in millions
$0
-$100
-$200
-$300
-$400
-$500
-$600
-$700
-$800
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
1Q
2Q
2007
2008
2009
2010

Private-label MBS

Fair Value Less Carrying Value

$ in millions


$100
$0
-$100
-$200
-$300
-$400
-$500
-$600
-$700
-$800
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
1Q
2Q
2007
2008
2009
2010

Business Trends - Advances

Building Partnerships. Serving Communities.

- Loss of LaSalle, Fifth Third, NCB, Irwin
- Member deleveraging
- Expansion of insurance company lending

$ in millions



$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Total advances, at par
Insurance Companies
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
1Q
2Q
2007
2008
2009
2010

Business Trends - MPP

Building Partnerships. Serving Communities.

- Shift to smaller originators
- Government dominance of market
- New credit structure



$ in millions
$10,000
$8,000
$6,000
$4,000
$2,000
$0
MPP Balances, at par
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
1Q
2Q
2007
2008
2009
2010

Conventional Loan Delinquency

90+ days including foreclosures


6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
FHLBI
Fannie
Freddie
2008
2009
January-June 2010

- Strong core earnings
- Regulatory capital well in excess of requirements
- High level of retained earnings
- Dividend well above LIBOR

Dividend vs 3 month LIBOR

Building Partnerships. Serving Communities.



7%
6%
5%
4%
3%
2%
1%
0%
Dividend
Avg. 3m LIBOR
3Q 4Q
2005
1Q 2Q 3Q 4Q
2006
1Q 2Q 3Q 4Q
2007
1Q 2Q 3Q 4Q
2008
1Q 2Q 3Q 4Q
2009
1Q 2Q
2010

GSE Comparison

	Fannie & Freddie	FHLB System
Net Income 2008-2009	($202 billion)	$3 billion
Direct Government Support (as of June 30, 2010)	$149 billion	$0
Shareholder Losses	$134 billion	$0

- Implied guarantee
- Business purpose
- Member control

The FHLB System is fundamentally strong and doesn't need to be "fixed" in any significant way.

FHLBI

Conclusion

Building Partnerships. Serving Communities.

- It's a cycle
- Housing and small business lending are core economic drivers
- The FHLBI is well positioned to lend
- The mission of our members and our bank remains vital

Questions

Safe Harbor Statement

This presentation contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. You are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov. The financial information contained within this presentation is unaudited.

FHLBI